Registration No. 333-__________
As filed with the Securities and Exchange Commission on August 21, 2013

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933
Aeolus Pharmaceuticals, Inc.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	56-1953785 (I.R.S. Employer Identification No.)

26361 Crown Valley Parkway, Suite 150
Mission Viejo, California  92691
(949) 481-9825
(Address, including zip code, and telephone number,
including area code, of registrant’s principal executive offices)

Amended and Restated 2004 Stock Incentive Plan
(Full title of the plan)

John L. McManus
26361 Crown Valley Parkway, Suite 150
Mission Viejo, California  92691
(949) 481-9825
(Name, address, including zip code, and telephone number,
including area code, of agent for service)

Copies to:

Jeffrey T. Hartlin, Esq.
Paul Hastings LLP
1117 S. California Avenue
Palo Alto, California  94304-1106
(650) 320-1804

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐                                                                Accelerated filer                ☐

Non-accelerated filer   ☐                                                                Smaller reporting company   ☑
(Do not check if a smaller reporting company)

CALCULATION OF REGISTRATION FEE
Title of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Offering Price Per Share(2)	Proposed Maximum Aggregate Offering Price(2)	Amount of Registration Fee(2)
Common Stock, par value $0.01 per share	15,000,000	$0.2449	$3,673,500.00	$501.07

(1)
Pursuant to Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement also shall cover any additional shares of the Registrant’s Common Stock that become issuable under the Registrant’s Amended and Restated 2004 Stock Incentive Plan (the “Plan”) by reason of any stock splits, stock dividends, recapitalizations or other similar transactions effected without the Registrant’s receipt of consideration that results in an increase in the number of outstanding shares of the Registrant’s common stock.

(2)
Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) and (h) under the Securities Act, based on the average of the bid and ask prices for the Registrant’s Common Stock, as reported on the OTCQB on August 19, 2013, a date within five business days prior to the filing of this Registration Statement.

This Registration Statement shall become effective upon filing in accordance with Rule 462 under the Securities Act.

PART I

PART I INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS

Information required by Part I is omitted from this Registration Statement in accordance with Rule 428 under the Securities Act and the Note to Part I of Form S-8.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.    Incorporation of Documents by Reference.

The following documents heretofore filed by the Registrant with the Securities and Exchange Commission (the “Commission”) are incorporated herein by reference:

a) The Registrant’s Annual Report on Form 10-K for the fiscal year ended September 30, 2012, filed with the Commission on December 31, 2012, as amended by the Annual Report on Form 10-K/A for the fiscal year ended September 30, 2012, filed with the Commission on May 14, 2013;

b) The Registrant’s Quarterly Report on Form 10-Q for the fiscal quarter ended December 31, 2012, filed with the Commission on February 20, 2013;

c) The Registrant’s Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2013, filed with the Commission on May 15, 2013;

d) The Registrant’s Quarterly Report on Form 10-Q for the fiscal quarter ended June 30, 2013, filed with the Commission on August 14, 2013;

e) The Registrant’s Current Reports on Form 8-K filed with the Commission on February 19, 2013, March 5, 2013, March 7, 2013, May 10, 2013 and May 23, 2013; and

f) The description of the Registrant’s Common Stock contained in the Registrant’s Registration Statement on Form 8-A (File No. 000-50481) filed with the Commission on November 21, 2003, including any amendment or report filed for the purpose of updating such description.

All other reports and other documents filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), after the date hereof and prior to the filing of a post-effective amendment that indicates that all securities offered under this registration statement have been sold or that deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be part hereof from the date of filing of such reports and documents; except as to any portion of any future annual or quarterly report to stockholders or document or Current Report on Form 8-K furnished under Items 2.02 or 7.01 of Form 8-K that is not deemed filed under such provisions.

For purposes of this registration statement, any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes hereof to the extent that a statement contained herein (or in any other subsequently filed document that also is or is deemed to be incorporated by reference herein) modifies or supersedes such statement.  Any statement so modified or superseded shall not be deemed to constitute a part hereof except as so modified or superseded.  Under no circumstances will any information filed under Items 2.02 or 7.01 of Current Report on Form 8-K be deemed incorporated herein by reference unless such Current Report on Form 8-K expressly provides to the contrary.

You should rely only on the information provided or incorporated by reference in this registration statement or any related prospectus.  The Registrant has not authorized anyone to provide you with different information.  You should not assume that the information in this registration statement or any related prospectus is accurate as of any date other than the date on the front of the document.

Item 6.    Indemnification of Directors and Officers.

Section 145 (“Section 145”) of the General Corporation Law of the State of Delaware (the “DGCL”) generally provides that a director or officer of a corporation (i) shall be indemnified by the corporation for all expense of such legal proceedings when he or she is successful on the merits, (ii) may be indemnified by the corporation for the expenses, judgments, fines and amounts paid in settlement of such proceedings (other than a derivative suit), even if he or she is not successful on the merits, if he or she acts in good faith and in a manner he or she reasonably believes to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceedings, had no reasonable cause to believe his or her conduct was unlawful, and (iii) may be indemnified by the corporation for the expenses of a derivative suit (a suit by a stockholder alleging a breach by a director or officer of a duty owed to the corporation), even if he or she is not successful on the merits, if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation.  No indemnification may be made under clause (iii) above, however, if the director or officer is adjudged liable to the corporation, unless the corporation determines that, despite such adjudication, but in view of all the circumstances, he or she is entitled to indemnification.  The indemnification described in clauses (ii) and (iii) above may be made upon a determination that indemnification is proper because the applicable standard of conduct has been met.  Such a determination may be made by a majority of a quorum of disinterested directors, independent legal counsel, the stockholders or a court of competent jurisdiction.

The Registrant’s Amended and Restated Certificate of Incorporation (the “Charter”) provides that the Registrant may indemnify and advance expenses to each director and officer to the fullest extent permitted by the DGCL. Section 102(b)(7) of the DGCL permits a corporation to provide in its certificate of incorporation that a director of the corporation shall not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability for (i) any breach of the director’s duty of loyalty to the corporation or its stockholders, (ii) acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) unlawful payments of dividends or unlawful stock purchases or redemptions as provided in Section 174 of the DGCL, or (iv) any transaction from which the director derived an improper personal benefit.  The Charter also provides for the elimination of personal liability of the Registrant’s directors for breach of fiduciary duty, as permitted by Section 102(b)(7) of the DGCL.

The Registrant’s Amended and Restated Bylaws (the “Bylaws”) provide that, to the fullest extent permitted by Delaware law as it now exists or as amended, each director and officer shall be indemnified against all the costs, expenses, liabilities or other matters incurred by them by reason of having been a director or officer of the Registrant, any subsidiary of the Registrant or of any other corporation for which such person acted as officer or director at the request of the Registrant.  The indemnification provided by the Bylaws is not deemed exclusive of or intended in any way to limit any other rights to which any person seeking indemnification may be entitled.

The Registrant maintains liability insurance insuring the Registrant’s officers and directors against liabilities that they may incur in such capacities.

Item 8.    Exhibits.

The following is a list of exhibits filed as part of this Registration Statement:

Exhibit Number	Description
5.1	Opinion of Paul Hastings LLP
23.1	Consent of Grant Thornton LLP, independent registered public accounting firm
23.3	Consent of Paul Hastings LLP (included in Exhibit 5.1)
24.1	Power of Attorney (included on signature page)
99.1*	Aeolus Pharmaceuticals, Inc. Amended and Restated 2004 Stock Incentive Plan

*	Previously filed as Exhibit D to the Registrant’s Definitive Information Statement on Schedule 14A, filed with the Securities and Exchange Commission on November 16, 2012.

Item 9.    Undertakings.

a) The undersigned Registrant hereby undertakes:

1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

i. to include any prospectus required by section 10(a)(3) of the Securities Act;

ii. to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; and

iii. to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

Provided, however, that, paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Registrant pursuant to section 13 or section 15(d) of the Exchange Act that are incorporated by reference in the registration statement.

2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to section 13(a) or section 15(d) of the Exchange Act that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.  In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Mission Viejo, State of California, on this 21st day of August, 2013.

AEOLUS PHARMACEUTICALS, INC.

By: /s/ John L. McManus
John L. McManus
President & Chief Executive Officer
(Principal Executive Officer)

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints John L. McManus and David C. Cavalier, and each or any one of them, his true and lawful attorney-in-fact and agent, with full powers of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully for all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitutes or substitute, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Form S-8 has been signed below by the following persons in the capacities and on the dates indicated.

Signatures	Titles(s)	Date

/s/ John L. McManus	President and Chief Executive Officer	August 21, 2013
John L. McManus	(Principal Executive Officer)

/s/David C. Cavalier	Interim Chief Financial Officer and Chairman of the Board of Directors	August 21, 2013
David C. Cavalier	(Principal Financial and Accounting Officer)

/s/ John M. Clerici	Director	August 21, 2013
John M. Clerici

/s/ John M. Farah, Jr., Ph.D.	Director	August 21, 2013
John M. Farah, Jr., Ph.D.

/s/ Mitchell D. Kaye	Director	August 21, 2013
Mitchell D. Kaye

/s/ Amit Kumar, Ph.D.	Director	August 21, 2013
Amit Kumar, Ph.D.

/s/ Chris A. Rallis	Director	August 21, 2013
Chris A. Rallis

/s/ Jeffrey A. Scott, M.D.	Director	August 21, 2013
Jeffrey A. Scott, M.D.